Exhibit 1

                           JOINT FILING AGREEMENT

          The undersigned hereby agree that the Statement on Schedule 13D filed herein (and any amendments thereto), relating to the common stock, $0.001 par value, of NorthPoint Communications Group, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated:  November 19, 2001

                                    APPALOOSA MANAGEMENT L.P.


                                    By:  APPALOOSA PARTNERS INC.,
                                         Its General Partner


                                    By:  /s/ David A. Tepper
                                         -----------------------------------
                                         Name:   David A. Tepper
                                         Title:  President


                                    APPALOOSA PARTNERS INC.


                                    By:  /s/ David A. Tepper
                                         -----------------------------------
                                         Name:   David A. Tepper
                                         Title:  President


                                    /s/ David A. Tepper
                                    ----------------------------------------
                                            David A. Tepper